United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  July 29, 2016

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  0-12126                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In March 2015, a lawsuit (Kalan et al. v. Farmers and Merchants Trust Company of Chambersburg, et al. (Case No. 2:15-CV-01435-WB)) was filed against F&M Trust, the banking subsidiary of Franklin Financial Services Corporation, as successor in interest to Community Trust Company, and several other Defendants in the United States District Court for the Eastern District of Pennsylvania.  This lawsuit was brought as a class action.  The named putative class representatives are participants, fiduciaries, or owner/employees of employee health and welfare benefit plans or sponsoring employers of such plans, whose assets are held by trusts known as the Regional Employers Assurance League Voluntary Employees’ Beneficiary Association (“REAL VEBA”) and the Single Employer Welfare Benefit Plan (“SEWBP”).  The putative class includes all participants and beneficiaries of benefit plans, and the benefit plans themselves, whose assets are held by the REAL VEBA and the SEWBP trusts.  The Defendants are fiduciaries, co-fiduciaries, or recipients of commissions or other monies from the REAL VEBA and SEWBP trusts.  F&M Trust, as successor to Community Trust Company, which F&M Trust acquired by merger in November, 2008, and in its own capacity, is alleged to have served as the trustee of the REAL VEBA and SEWBP trusts from 2002 until January 15, 2010, when F&M Trust was discharged from its role as trustee pursuant to the court’s order in the case of Perez v. John J. Koresko, IV. et. al., Case No.  2:09-cv-00988, in the United States District Court for the Eastern District of Pennsylvania (the “Perez Action”).

        Plaintiffs allege that between 2004 and the end of 2013, John Koresko and affiliated individuals in the course of operating multiple-employer welfare arrangements known as REAL VEBA and SEWBP, converted and misused assets of the trusts in an amount in excess of $35 million, as set forth more fully in the Perez Action.  The Court, however, entered judgment against the Koresko defendants in the Perez Action in the amount of approximately $19 million, the shortfall in trust assets as found by the Court.  Plaintiffs allege that the Defendants are either co-fiduciaries who failed to take appropriate steps to prevent the conversions, co-fiduciaries or parties-in-interest who improperly benefited from transactions involving the trusts, recipients of the improperly spent funds, or parties who otherwise knowingly participated in such breaches.  As to F&M Trust, Plaintiffs allege that the F&M Trust failed to perform its fiduciary duties in accordance with the prudent man standard  of care, knowingly participated in and facilitated misconduct by its co-fiduciaries, and failed to take reasonable steps to prevent or remedy any fiduciary breaches of co-fiduciaries.  Plaintiffs purport to state claims against F&M Trust under the Employee Retirement Income Security Act (ERISA) and common law.

         F&M Trust filed a motion to dismiss the Complaint on August 28, 2015 on the basis that it was barred by the applicable statute of limitations.  On November 25, 2015, the Court denied F&M Trust’s Motion to Dismiss without prejudice to raising anew the statute of limitations defenses following discovery of the relevant facts.

         On January 5, 2016, Plaintiffs filed an Amended Complaint, adding and removing parties and raising additional allegations.  On January 19, 2016, the F&M Trust filed a Motion to Dismiss the Amended Complaint on the basis that Court IV thereof, a claim for aiding and abetting a fiduciary breach, failed to state a viable claim against the Bank.  On April 11, 2016, the Court dismissed with prejudice Count IV of the Complaint on the basis of the statute of limitations.

On April 26, 2016, F&M Trust filed an Answer to the Complaint, asserting crossclaims for contribution and indemnification against certain Defendants.  On May 9, 2016, F&M Trust filed a Third Party Complaint asserting claims for, among others, contribution and indemnification against certain third parties.

         We establish accruals for legal proceedings when information related to the loss contingencies represented by those matters indicates both that a loss is probable and that the amount of loss can be reasonably estimated.  When we are able to do so, we also determine estimates of possible losses or ranges of possible losses, whether in excess of any related accrued liability or where there is no accrued liability.

At this early stage of the proceedings, we are unable to provide an evaluation of the likelihood of an unfavorable outcome or an estimate of the amount or range of potential loss and, accordingly, have not yet established any specific accrual for this matter.  The damages sought by the Plaintiffs against F&M Trust are as yet unspecified and uncertain.  It is as yet unclear as to whether the case will be allowed to proceed as a class action and, if so, how the class would be defined.  The case presents a number of legal uncertainties yet to be resolved including, whether Plaintiffs’ claims as to F&M Trust are timely and whether, as a directed trustee, F&M Trust could be liable for the Plaintiffs’ claims.  There are significant facts in dispute and discovery is in early stages.  We have not engaged in meaningful settlement discussions.

These assessments are based upon our analysis of currently available information and are subject to significant judgment and a variety of assumptions and uncertainties.  As new information is obtained, we may change our assessments and, as a result take or adjust the amounts of our accruals and change our estimates of possible losses or ranges of possible losses.  Due to the inherent subjectivity of the assessments and unpredictability of outcomes of legal proceedings, any amounts that may be accrued or included in estimates of possible losses or ranges of possible losses may not represent the actual loss to F&M Trust from this lawsuit.  Our exposure and ultimate losses may be higher, possibly significantly higher, than amounts we may accrue or amounts we may estimate.

While we have included certain quantitative information related to the Plaintiffs claims against F&M Trust obtained from other public filings which may provide insight into the potential magnitude of the matter, such information does not represent our estimate of reasonably possible loss or our judgment as to any currently appropriate accrual.  We also have not considered the possible availability and unavailability of insurance coverage in determining the amounts of any accruals or in determining any estimates of possible losses or ranges of possible losses.

We expect to incur additional legal expenses in connection with our vigorous defense of this matter.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry.

Timothy G. Henry, President and

                                                                         Chief Executive Officer

Dated:  July 29, 2016